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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ENDOCARDIAL SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 23, 2000

TO THE STOCKHOLDERS OF
   ENDOCARDIAL SOLUTIONS, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Endocardial Solutions, Inc. (the "Company") will be held on Tuesday, May 23, 2000 at 9:00 a.m., local time, at the Minneapolis Hilton Towers located at 1001 Marquette Avenue, Minneapolis, Minnesota, for the following purposes:

  (1)
  To elect two directors to serve for three-year terms or until their respective successors are elected and qualify; and

  (2)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only holders of record of the Company's Common Stock as of the close of business on April 10, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                      By Order of the Board of Directors,

                      James W. Bullock
                       Secretary

April 17, 2000

ENDOCARDIAL SOLUTIONS, INC.
1350 Energy Lane, Suite 110
St. Paul, Minnesota 55108

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 23, 2000

    This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Endocardial Solutions, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 23, 2000 at 9:00 a.m., local time, at the Minneapolis Hilton Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company's Annual Report to Stockholders commencing on or about April 17, 2000.

    Only stockholders of record of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the close of business on April 10, 2000 will be entitled to vote at the Annual Meeting. As of that date, a total of 10,185,183 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

    Shares of the Company's Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy's authority, by submitting a duly elected proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

    If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

    The Board of Directors of the Company do not presently know of any matters to be presented for consideration at the Annual Meeting of Stockholders other than the matters described in the Notice of Annual Meeting of Stockholders mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment to the extent provided under federal securities laws. The proxy confers discretionary authority to vote with respect to matters not properly presented by a stockholder in accordance with the Company's Bylaws.

PROPOSAL ONE: ELECTION OF DIRECTORS

    The Board of Directors of the Company is composed of six members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. James E. Daverman and Richard D. Randall are directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Mr. Daverman and Mr. Randall for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Graydon E. Beatty and James W. Bullock serve in the class whose term expires in 2001. Robert G. Hauser, M.D. and Warren Watson serve in the class whose term expires in 2002. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

    The persons named as proxies in the enclosed form of proxy will vote the proxies received by them FOR the election of Messrs. Daverman and Randall unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

    Information concerning the incumbent directors is set forth below.

James E. Daverman (Nominee with new term expiring in 2003)	James E. Daverman, 50 years old, has been a Director of the Company since July 1994. Mr. Daverman has served as a Managing General Partner and is a founder of Marquette Venture Partners, a venture capital investment firm, since January 1987. Mr. Daverman is a director of CollaGenex Pharmaceuticals, Inc., a pharmaceutical company.
Richard D. Randall (Nominee with new term expiring in 2003)
Richard D. Randall, 48 years old, has been a Director of the Company since February 2000, at which time he was elected by the Board of Directors to fill the vacancy left by the resignation of Ronald Kase. Mr. Randall served as President and Chief Executive Officer of Innovasive Devices Inc. from 1994 to 2000. Prior to joining Innovasive Devices, he was President and Chief Executive Officer, Chairman and then Director of Target Therapeutics from 1989 to 1996. Mr. Randall currently serves as a director of Alsius Inc., AngioTrax Inc., and Conceptus Inc.
Robert G. Hauser, M.D. (Term expires in 2002)
Robert G. Hauser, M.D., 60 years old, has been a Director of the Company since October 1995. Dr. Hauser has been a cardiologist at the Minneapolis Heart Institute since September 1992, and has served as Executive Director since July 1994 and President since February 1997. Dr. Hauser served as President of the Cardiovascular Services Division of Abbott Northwestern Hospital from May 1995 until November 1996. From 1988 to July 1992, Dr. Hauser served as President and Chief Executive Officer of Cardiac Pacemakers, Inc., a cardiovascular device company.

Warren S. Watson (Term expires in 2002)
Warren S. Watson, 47 years old, was named a Director of the Company in April 2000, at which time he was elected by the Board of Directors to fill the vacancy left by the resignation of Steven La Porte. Mr. Watson has been the Vice President and General Manager of Medtronic's EP Systems business since January 2000. Prior to his position with EP Systems, Mr. Watson was the Vice President and General Manager of Medtronic's Functional Stimulation Neurological business from May 1998 to January 2000. Mr. Watson has also held the position of Vice President and General Manager of the Cardiac Pacing Leads business at Medtronic. In 1987, Mr. Watson was the Vice President of Marketing for Medtronic's Tachyarrhythmia business. Mr. Watson currently serves as a director of Citizen's Independent Bank of St. Louis Park.
Graydon E. Beatty (Term expires in 2001)
Graydon E. Beatty, 43 years old, is a founder of the Company and has been Chief Technical Officer of the Company since May 1995 and a Director since August 1992. Since the Company's inception in May 1992, Mr. Beatty has served in several technical, clinical, and management positions. In addition, from May 1992 until December 1993, Mr. Beatty served as a consultant with GMN Consulting, an engineering consulting firm, and as a consulting engineer of AngeMed, a division of Angeion Corp., a cardiovascular device company, from February 1992 to September 1992. Mr. Beatty was Senior Development Engineer of Bio-Medical Design Group, Inc., an electrophysiology system developer, from December 1991 to May 1992. From 1989 to December 1991, Mr. Beatty served as Principal Research Engineer at Cardiac Pacemakers, Inc., a cardiovascular device company.
James W. Bullock (Term expires in 2001)
James W. Bullock, 43 years old, has been President, Chief Executive Officer and a Director of the Company since May 1994. In addition, Mr. Bullock served as the Chief Financial Officer of the Company from May 1994 until May 1996. From April 1992 until joining the Company, Mr. Bullock served as President and Chief Operating Officer of Stuart Medical, Inc., a cardiac monitoring start-up company. From April 1990 to April 1992, Mr. Bullock served as Vice President of Sales and Marketing of the Stackhouse Division of Bird Medical Technologies, a medical device company. From 1978 to 1990, Mr. Bullock served in a variety of marketing and sales management positions, most recently as Vice President of Sales, for the Pharmaseal Division of Baxter International Inc., a medical products company. Mr. Bullock serves as a director of MVMD, a manufacturer of medical devices.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. DAVERMAN AND MR. RANDALL AS DIRECTORS OF THE COMPANY.

Meetings and Committees of the Board of Directors

    During the 1999 fiscal year, the Board of Directors held four meetings. With the exception of Dr. Hauser and Mr. Beatty, each director holding office during the fiscal year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

    The Board of Directors has an Audit Committee comprised of Mr. Daverman and Dr. Hauser. Ronald Kase served on the Audit Committee until his resignation from the Board of Directors in October 1999, at which time Dr. Hauser was elected to the Audit Committee. The Audit Committee reviews the scope, results and costs of the audit with the Company's independent accountants, reviews the Company's significant accounting policies and internal controls and reports the results of its review to the full Board of Directors and to management. The Audit Committee held one meeting during the 1999 fiscal year.

    The Board of Directors has a Compensation Committee that, from October 1999 through April 11, 2000, was comprised of Messrs. LaPorte and Daverman. Ronald Kase served on the Compensation Committee until his resignation from the Board of Directors in October 1999, at which time Steven LaPorte was elected to the Compensation Committee. Mr. LaPorte has subsequently resigned from the Board of Directors. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees of the Company, subject to ratification by the full Board of Directors, and administers the Company's stock option plans. The Compensation Committee held one meeting during the 1999 fiscal year.

Compensation of Directors

    Each director is reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. Non-employee directors are eligible to participate in the Company's Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for an automatic grant of nonqualified stock options to purchase 10,000 shares of Common Stock to non-employee directors of the Company on the date such individuals become directors of the Company (the "Initial Grant"), and an option to purchase 5,000 shares of Common Stock on each subsequent annual stockholder meeting date, subject to certain limitations. Options granted in connection with the Initial Grant vest and become exercisable as to one-third of such shares on the date of such Initial Grant and one-third at each of the next two anniversary dates thereafter if the holder remains a director on such dates. Options granted on the date of each subsequent annual meeting of stockholders become exercisable six months subsequent to the date of grant. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE OFFICERS

    The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors. Set forth below are the names, ages and positions of the executive officers and certain key personnel of the Company.

Name	Age	Position
James W. Bullock	43	President, Chief Executive Officer and Director
Leota L. Pearson	41	Vice President, Finance and Chief Financial Officer
Michael D. Dale	40	Vice President, Sales and Marketing
Frank J. Callaghan	46	Vice President, Research and Development
Richard J. Omilanowicz	47	Vice President, Manufacturing
Graydon E. Beatty	43	Chief Technical Officer and Director

    Information concerning the business experience of Messrs. Bullock and Beatty is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of the other executive officers.

    Leota L. Pearson has been Vice President Finance and Chief Financial Officer since January 1999. In addition, Ms. Pearson served as Controller of the Company from July 1994 to January 1999. From

November 1993 until joining the Company, Ms. Pearson served as Controller of General Litho Services, Inc., a printing company. Ms. Pearson completed her MBA in June 1993. From 1983 to May 1990, Ms. Pearson served as Controller of Orthomet, Inc., a manufacturer and distributor of orthopedic devices. Ms. Pearson is a Certified Public Accountant.

    Michael D. Dale has been Vice President of Sales and Marketing since December 1998. From October 1996 until just prior to joining the Company, Mr. Dale served as Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as Managing Director of their international subsidiary, Cyberonics Europe, S.A. From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently, as the Business Unit Director for St. Jude Medical Europe.

    Frank J. Callaghan has been Vice President of Research and Development of the Company since November 1995. From 1987 until joining the Company, Mr. Callaghan served as a Director of Research and Development at Telectronics Pacing Systems, Inc., a manufacturer of cardiac rhythm management devices. From 1983 to 1987 Mr. Callaghan served in several capacities, including Manager, Systems Technology, at Cordis Corporation, a manufacturer of angiographic and implantable devices.

    Richard J. Omilanowicz has been Vice President of Manufacturing of the Company since November 1994. From May 1993 until joining the Company, Mr. Omilanowicz served as General Manager of McKechnie Plastic Components, a custom injection molding company. From 1980 to May 1993, Mr. Omilanowicz served in several capacities at the Pharmaseal Division of Baxter International Inc., most recently as Director of Research, Development and Engineering.

Executive Compensation

    The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during each of the last three fiscal years by the Company's Chief Executive Officer and the other four most highly compensated executive officers whose salary and bonus earned in 1999 exceeded $100,000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year			Securities Underlying Options(#)(1)	All Other Compensation
		Salary	Bonus
James W. Bullock, President and Chief Executive Officer and Director	1999 1998 1997	$230,384 190,000 185,577	$65,673 43,130 30,000	75,000 75,000 50,000	— — —
Michael D. Dale(2) Vice President, Sales and Marketing	1999 1998 1997	$175,000 — —	15,000 — —	75,000 — —	$138,631 — —	(3)
Frank J. Callaghan, Vice President, Research and Development	1999 1998 1997	$144,523 140,830 126,000	$17,180 18,844 —	10,000 15,000 10,000	— —
Richard J. Omilanowicz, Vice President, Manufacturing	1999 1998 1997	$145,653 140,000 128,446	$20,180 8,844 —	10,000 — 10,000	— — —
Graydon E. Beatty, Chief Technical Officer and Director	1999 1998 1997	$133,076 122,115 110,000	$10,875 12,370 —	— 15,000 —	— — —

(1)
Represents options granted pursuant to the Company's 1993 Long-Term Incentive and Stock Option Plan (the "Stock Option Plan").

(2)
Mr. Dale joined the Company in December 1998.

(3)
Represents reimbursement of relocation expenses.

Stock Options

    The following table summarizes stock options granted to the executive officers named in the Summary Compensation Table above during the Company's fiscal year ended December 31, 1999.

Option Grants in Fiscal Year 1999

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share(3)	Expiration Date
					5%	10%
James W. Bullock	75,000	16.1%	$8.50	04/13/09	$400,920	$1,016,011
Michael D. Dale	75,000	16.1%	9.13	01/26/09	430,636	1,091,315
Frank J. Callaghan	10,000	2.1%	8.50	04/13/09	53,456	135,468
Richard J. Omilanowicz	10,000	2.1%	8.50	04/13/09	53,456	135,468
Graydon E. Beatty	—	—	—	—	—	—

(1)
Each option represents the right to purchase one share of Common Stock. The options shown in this column are all incentive stock options granted pursuant to the Stock Option Plan. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time. To the extent not already exercisable, the options generally become exercisable in the event of a change of control of the Company.

(2)
In 1999, the Company granted employees options to purchase an aggregate of 465,500 shares of Common Stock.

(3)
The exercise price may be paid in cash, or in the case of Mr. Bullock, in cash, by promissory note or in shares of Common Stock with a market value as of the date of grant equal to the exercise price or a combination of any of the above.

(4)
The compounding assumes a ten year exercise period for all options grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

    No options were exercised by the named executive officers in 1999. The following table sets forth certain information concerning the number and value of unexercised stock options held by such officers as of December 31, 1999.

Aggregated Value of Options Held at December 31, 1999

	Number of Unexercised Options Held at December 31, 1999		Value of Unexercised In-the-Money Options Held at December 31, 1999(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bullock	317,395	142,605	$1,989,572	$71,578
Michael D. Dale	17,187	57,813	-0-	-0-
Frank J. Callaghan	68,749	26,251	448,206	12,294
Richard J. Omilanowicz	70,072	16,928	488,987	14,833
Graydon E. Beatty	30,312	9,688	213,750	-0-

(1)
"Value" has been determined based on the difference between the last sale price of the Company's Common Stock as reported by the Nasdaq National Market System on December 31, 1999 ($8.75) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and recommends salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also is responsible for the administration of the Company's Stock Option Plan. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in fiscal year 1999.

    General Compensation Policy.  The Company is committed to attracting, hiring and retaining an experienced management team that can successfully develop and manufacture the Company's products, penetrate target markets and develop new products. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and long-term stockholder interest, as well as the officers' personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon Company performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    Base Salary.  The base salary is established as a result of the Compensation Committee's analysis of each executive officer's individual performance during the prior year, the overall performance of the Company during the prior year and historical compensation levels within the executive officer group. The Compensation Committee believes executive salaries must be sufficient to attract and retain key individuals. Salaries are also based on experience level and are intended to be competitive with median salaries paid to comparable executives in similar positions at other medical device companies of comparable size.

    Bonus Awards for Fiscal 1999.  In conjunction with the 1999 bonus pool, the Compensation Committee established certain performance objectives, including corporate goals, which, when met, would result in bonus payments to employees, including executive officers. In early 2000, the Committee approved bonuses for executive officers and employees for recognition of established objectives.

    Long-Term Incentive Compensation.  Long-term incentives are provided through grants of stock options. The grants are designed to align the interest of each executive officer with those of the stockholders and provide each individual with an incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Stock options are generally granted to executive officers at the time they are elected. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual as well as the recommendations of the Chief Executive Officer. The options vest in monthly installments over a period of four years and are exercisable beginning after six months of employment or six months after the date of grant. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share over a ten year period of time.

    CEO Compensation.  The Compensation Committee's determination of the Chief Executive Officer's salary, bonus and stock option grants follow the policies set forth above for all executive compensation. The Committee seeks to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size, and a bonus contingent upon specific corporate objectives. In addition, a significant percentage of the total compensation package is contingent upon the Company's performance and stock price appreciation.

    During 1999, Mr. Bullock received an incentive stock option grant of 75,000 shares. In addition, a bonus of $65,673 was paid during 1999 based upon the accomplishment of specific milestones. These stock and bonus awards reflected the Compensation Committee's judgment as to Mr. Bullock's individual performance and the overall performance of the Company in completing its EnSite 3000® System for U.S. commercialization. The Committee also believes that stock options granted to Mr. Bullock to date provide a significant and appropriate tie between overall compensation and the performance of the Company over the long term.

    Compliance with Internal Revenue Code Section 162(m).  As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Committee believes that options granted under the Stock Option Plan will meet the requirements for qualifying as performance-based.

    Section 162(m) of the Code did not affect the deductibility of compensation paid to the Company's executive officers in 1999 and is not anticipated to affect the deductibility of such compensation expected to be paid in 2000. The Committee will continue to monitor this matter and may propose additional changes to the executive compensation program if warranted.

                      STEVEN R. LAPORTE and
                      JAMES E. DAVERMAN

                      The Members of the Compensation Committee
                      of the Board of Directors

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during 1999 included Steven R. LaPorte and James E. Daverman. Ronald Kase served on the Compensation Committee until his resignation from the Board of Directors in October 1999, at which time Steven LaPorte was elected to the Committee. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq Stock Market Index and the Standard & Poor's Health Care Index, assuming the investment of $100 in the Common Stock and each index on March 19, 1997 (the date the Common Stock began trading) and the reinvestment of dividends, if any.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

	3/19/97	12/31/97	12/31/98	12/31/99
Endocardial Solutions, Inc	$100	$113	$111	$97
Nasdaq Stock Market Index	100	121	170	308
Standard & Poor's Health Care Index	100	128	184	169

CERTAIN TRANSACTIONS

    In February 1999, the Company entered into a $7,000,000 note agreement with Medtronic. Under the agreement, the Company received $3,500,000 in February 1999 and $3,500,000 in January 2000. The note bears interest at 8%. Accrued interest on the note is payable on a quarterly basis. Any borrowings under the note are due on the earlier of the following: (i) the closing of any financing from which the Company receives net proceeds of at least $20,000,000; (ii) a change of control; or (iii) February 2, 2001. Medtronic also received a warrant to purchase shares of the Company's common stock. The number of shares Medtronic can purchase is based upon the amount outstanding under the note agreement, plus any accrued interest, divided by the exercise price, which as of the note agreement date was $10.08. The warrant may be exercised only immediately before a change of control in the Company if there remains an amount outstanding under the note agreement, or upon an event of default by the Company. Medtronic may exercise the warrant by either converting any outstanding amounts due under the note agreement or paying cash for the shares of common stock acquired.

    Medtronic currently owns 1,736,510 shares of Common Stock of the Company, which represents approximately 17.0% of the Company's outstanding Common Stock, as well as warrants which are currently exercisable for an additional 447,554 shares. Mr. Watson, a Director of the Company, is Vice President and General Manager of Medtronic's EP Systems business. Mr. Watson serves on the Board of Directors as a representative of Medtronic, pursuant to the terms of an Investment Agreement dated April 26, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 31, 2000 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
Medtronic Asset Management, Inc.(2) 7000 Central Avenue NE Minneapolis, MN 55432	2,184,064	20.5%
Marquette Venture Partners II, L.P.(3) 520 Lake Cook Road, Suite 450 Deerfield, IL 60015	767,363	7.5
Scudder Kemper Investments, Inc.(4) 345 Park Avenue New York, NY 10154	666,666	6.5
Frontier Capital Management Co., Inc.(5) 99 Summer Street Boston, MA 02110	597,550	5.9
James E. Daverman(6)	787,363	7.7
James W. Bullock(7)	334,270	3.2
Graydon E. Beatty(8)	233,250	2.3
Richard J. Omilanowicz(9)	75,103	*
Frank J. Callaghan(10)	71,562	*
Robert G. Hauser, M.D.(11)	47,000	*
Michael D. Dale(12)	26,875	*
Steven R. LaPorte(13)	20,000	*
Richard D. Randall(14)	3,333	*
Warren S. Watson(15)	3,333	*
All executive officers and directors as a group (11 persons)(16)	1,642,921	15.2

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)
Includes 447,554 shares issuable pursuant to currently exercisable warrants.

(3)
In a Schedule 13G dated as of February 14, 2000, Marquette Venture Partners II, L.P. indicated that it is the beneficial owner of 767,363 shares of Common Stock, and that it shares voting and dispositive power with respect to such shares with Marquette General II, L.P., Redfish Partners, L.P., Bluefish Partners, L.P., James E. Daverman and Lloyd D. Ruth. Marquette General II, L.P. is the sole general partner of Marquette Venture Partners II, L.P. Redfish Partners, L.P. and Bluefish Partners, L.P. are the general partners of Marquette General II, L.P.

(4)
In a Schedule 13G dated as of January 28, 2000, Scudder Kemper Investments, Inc. indicated that it is the beneficial owner of 666,666 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(5)
In a Schedule 13G dated as of February 11, 2000, Frontier Capital Management Co., Inc. indicted that it is the beneficial owner of 597,550 shares of Common Stock with sole voting and dispositive power with respect to such shares.

(6)
Includes 767,363 shares beneficially owned by Marquette Venture Partners II, L.P. with respect to which Mr. Daverman has voting and investment power. Mr. Daverman is a Managing General Partner of Marquette Venture Partners. Mr. Daverman disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in Marquette Venture Partners II, L.P. Includes 20,000 shares issuable pursuant to Currently Exercisable Options.

(7)
Represents shares issuable pursuant to Currently Exercisable Options.

(8)
Includes 31,250 shares issuable pursuant to Currently Exercisable Options.

(9)
Includes 72,103 shares issuable pursuant to Currently Exercisable Options.

(10)
Includes 71,562 shares issuable pursuant to Currently Exercisable Options.

(11)
Includes 45,000 shares issuable pursuant to Currently Exercisable Options.

(12)
Includes 21,875 shares issuable pursuant to Currently Exercisable Options.

(13)
Includes 20,000 shares issuable pursuant to Currently Exercisable Options. Mr. LaPorte resigned from the Company's Board of Directors in April 2000.

(14)
Includes 3,333 issuable pursuant to Currently Exercisable Options.

(15)
Includes 3,333 shares issuable pursuant to Currently Exercisable Options. Excludes shares beneficially owned by Medtronic Asset Management, Inc. Mr. Watson is Vice President and General Manager of Medtronic's EP Systems business. Mr. Watson has no voting or investment power over these shares and disclaims beneficial ownership of these shares.

(16)
See Notes 6 to 15 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except an annual statement of changes in beneficial ownership on Form 5 was not timely filed by each of James E. Daverman, Robert G. Hauser and Steven R. LaPorte to reflect their May 1999 stock option grants pursuant to the Directors' Plan, but such information was subsequently reported.

INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent accountants since 1993 and has no relationship with the Company other than that arising from its employment as independent accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

SOLICITATION OF PROXIES

    The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

PROPOSALS FOR THE 2001 ANNUAL MEETING

    In order to be eligible for inclusion in the Company's proxy solicitation materials for the 2001 Annual Meeting of Stockholders, any stockholder proposal to be considered at such meeting must be received at the Company's principal executive offices, 1350 Energy Lane, Suite 110, St. Paul, Minnesota 55108, no later than December 18, 2000. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a stockholder, the stockholder must give written notice of such stockholder's intent to bring a matter before the annual meeting no later than February 22, 2001. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

GENERAL

    The Company's Annual Report for the fiscal year ended December 31, 1999 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

    The information set forth in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation" and "Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the SEC.

                      By Order of the Board of Directors,

                      James W. Bullock
                       Secretary

April 17, 2000

COMPANY #
CONTROL #

- Please detach here -

1. Election of directors:	01 James E. Daverman	02 Richard D. Randall	/ /	Vote FOR all nominees listed	/ /	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.
In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

Address Change? Mark Box / /
Indicate changes below:

Dated:	, 2000

Signature(s) in Box
(If there are co-owners both must sign)

Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

ENDOCARDIAL SOLUTIONS, INC.
2000 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 23, 2000 9:00 a.m.
Minneapolis Hilton Towers 1001 Marquette Avenue Minneapolis, MN
Endocardial Solutions, Inc.	proxy

This proxy is solicited on behalf of the Board of Directors.

    The undersigned hereby appoints James W. Bullock and Leota L. Pearson proxies (each with the power to act alone and with the power of substitution), to vote, as designated below, all shares of Common Stock of Endocardial Solutions, Inc. which the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Endocardial Solutions, Inc. to be held on Tuesday, May 23, 2000, at 9:00 a.m. local time, at the Minneapolis Hilton Towers, located at 1001 Marquette Avenue, Minneapolis, Minnesota, and any adjournment thereof, and hereby revoke all former proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
  Meetings and Committees of the Board of Directors
  Compensation of Directors
EXECUTIVE OFFICERS
  Executive Compensation
SUMMARY COMPENSATION TABLE
  Stock Options
Option Grants in Fiscal Year 1999
Aggregated Value of Options Held at December 31, 1999
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  Compensation Committee Interlocks and Insider Participation
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT ACCOUNTANTS
SOLICITATION OF PROXIES
PROPOSALS FOR THE 2001 ANNUAL MEETING
GENERAL